UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2008

FGX INTERNATIONAL HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

British Virgin Islands

(State or other jurisdiction of incorporation)

001-33760	98-0475043
(Commission	(IRS Employer
File Number)	Identification No.)

500 George Washington Highway

Smithfield, Rhode Island 02917

(Address of principal executive offices, including zip code)

(401) 231-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

1.             In connection with Steven Crellin, Executive Vice President, Sales of FGX International Holdings Limited (“Company”), assuming the additional duties of President of Dioptics Medical Products, Inc. (“Dioptics”), a San Luis Obispo, California corporation recently acquired by the Company, the Compensation Committee of the Company has approved the following changes to Mr. Crellin’s compensation:

(i)                                     Increase in annual base salary to $385,000, effective as of January 1, 2009.

(ii)                                  In addition to any other bonus that may be generally available to officers of the Company for fiscal year 2009, an achievement bonus of up to $50,000 for the successful integration of Dioptics, which success is to be determined by the CEO of the Company.

(iii)                               Reimbursement of up to $153,500 of relocation costs and temporary living expenses.

(iv)                              If Mr. Crellin’s Massachusetts home is sold within one year of his permanent relocation to San Luis Obispo, home price protection of up to 10% of the difference between the December 2008 appraised value of Mr. Crellin’s Massachusetts home and the actual sale price of his home, provided such actual sale price is less than the December 2008 appraised value.

2.             Effective as of December 31, 2008, the Company’s subsidiary, FGX International Inc., has terminated its Single Employer Welfare Benefit Plan under which certain executive officers and employees of the Company had been provided Company matching contributions which were used to fund a portion of the premiums on life insurance policies on the officers’ lives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FGX INTERNATIONAL HOLDINGS LIMITED
(Registrant)

December 5, 2008	/s/ Alec Taylor
Alec Taylor
Chief Executive Officer